Exhibit 10.8

May 15, 2019

_________

_________

_________

Re: Exchange Agreement

Dear _____:

Reference is made to that certain Promissory Note (the “Promissory Note”) issued on _______ by Accelerize Inc., a Delaware corporation with headquarters at 20411 SW Birch St., Ste. 250, Newport Beach, CA 92660 (the “Company”), to the Lender named below (the “Lender”). Capitalized terms used but not defined herein shall have the meanings set forth in the Promissory Note.

This letter agreement (the “Agreement”) is intended to document the agreement and understanding with respect to the circumstances under which (i) the Lender shall surrender the Promissory Note for [cancellation in full] [cancellation of $_______ of the Principal], and (ii) the Company shall issue the Lender shares of preferred stock and shares of common stock as set forth herein.

The Company and the Lender have agreed as follows:

1.

Surrender of the Promissory Note. The Lender shall surrender the Promissory Note for cancellation by delivery of the original Promissory Note (or a lost note affidavit with customary indemnity) to the Company at its office. [The Company shall issue to the Lender a new promissory note in substantially the same form as the Promissory Note reflecting the cancellation of $______ of the Principal and replacing Section 2 of the Promissory Note in its entirety with the following: Terms of Prepayment. At any time prior to the Maturity Date, the Borrower may prepay all of the outstanding Principal (at Borrower’s option or pursuant to provision 1(d) above). In connection with such prepayment, the Company shall issue to the Lender one share of the Company’s common stock for each dollar of original Principal. The Company shall not make any partial prepayments. A prepayment pursuant to these terms will extinguish all accrued but unpaid interest.]

2.

Issuance of Preferred Stock. In connection with the cancellation of the Promissory Note by the Lender, as set forth herein, and in order to induce the Lender to cancel the Promissory Note, upon delivery of the original Promissory Note pursuant to Section 1 hereof, the Company shall issue the Lender an aggregate of _____ shares of Preferred Stock of a series to be created pursuant to the filing of a certificate of designation of preferences, rights and limitations substantially in the form attached hereto as Exhibit A.

3.

Issuance of Common Stock. In connection with the cancellation of the Promissory Note by the Lender, as set forth herein, and in order to induce the Lender to cancel the Promissory Note, upon delivery of the original Promissory Note pursuant to Section 1 hereof, the Company shall issue to the Lender one share of the Company’s common stock for each dollar of Principal being cancelled.

4.

Representations and Warranties of the Lender. Lender acknowledges that it is either an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

5.	Representations and Warranties of the Company. The Company hereby confirms the accuracy of the representations and warranties of the Company set forth in the Promissory Note.

6.

Governing Law and Jurisdiction. This Agreement and the rights and obligations, of the parties hereunder shall be construed, enforced and interpreted according to the laws of the State of Delaware, without giving effect to its principles of conflict or choice of laws. Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement and the transaction contemplated hereunder shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith.

7.

Miscellaneous. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by a written instrument duly executed by the parties. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and when a counterpart has been executed by each of the parties hereto, all of the counterparts, when taken together, shall constitute one and the same agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[signature page follows]

Please execute this Agreement in the space provided below in order to evidence your agreement with the terms hereof.

Sincerely,

ACCELERIZE INC.

By:_____________________
Name: Brian Ross
Title: Chief Executive Officer

Date: ________________

ACCEPTED AND AGREED:

LENDER:

[____________]

By:_________________
Name:
Title:

Date: ________________

EXHIBIT A

Certificate of Designation of Preferences, Rights and Limitations

See attached.

ACCELERIZE INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

Delaware GENERAL CORPORATION LAW

The undersigned, Brian Ross, does hereby certify that:

1. He is the Chief Executive Officer of Accelerize Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 2,000,000 shares of preferred stock, none of which is currently issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 2,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, up to 50,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.           Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificates” shall have the meaning set forth in Section 6(c).

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” shall have the meaning set forth in Section 6(a).

“Conversion Shares” shall have the meaning set forth in Section 6(a).

“Corporation Option Redemption” shall have the meaning set forth in Section 7(a).

“Corporation Optional Redemption Amount” means the product of the number of shares of Preferred Stock being redeemed and the Stated Value.

“Corporation Option Redemption Date” shall have the meaning set forth in Section 7(a).

“Corporation Option Redemption Notice” shall have the meaning set forth in Section 7(a).

“Corporation Option Redemption Notice Date” shall have the meaning set forth in Section 7(a).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(c).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prime Rate” means (i) the prime rate of interest in U.S. dollars, as published in The Wall Street Journal (Eastern Edition) under the caption “Money Rates” as the Prime Rate; or (ii) if The Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on Reuters as of 10:00 a.m., New York time, the Trading Day immediately prior to the beginning of such payment date, provided that if at least two rates appear on Reuters on any such Trading Day, the “Prime Rate” for such day shall be the arithmetic mean of such rates.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Value” shall have the meaning set forth in Section 2.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“VWAP” shall have the meaning set forth in Section 6(b).

Section 2.         Designation, Amount and Par Value. The series of preferred stock shall be designated as Series A Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 50,000 (which shall not be subject to increase without the written consent of a majority of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000.00 (the “Stated Value”).

Section 3.           Dividends.

a)     Dividends in Cash. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 12% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date and on each date of a Conversion (with respect only to Preferred Stock being converted) and on each Corporation Optional Redemption Date (with respect only to Preferred Stock being redeemed) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day), in cash.

b)    Dividend Calculations. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall cease to accrue with respect to any Preferred Stock converted or redeemed.

c)     Late Fees. Any dividends that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at an interest rate equal to the lesser of Prime Rate or the maximum rate permitted by applicable law which shall accrue daily from the Dividend Payment Date through and including the date of actual payment in full.

d)     Other Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described herein or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

Section 4.        Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) increase the number of authorized shares of Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Section 5.           Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive distributions out of the assets, whether capital or surplus, of the Corporation on a pari passu basis with the holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6.           Conversion.

a)     Right to Convert. Each Holder of Preferred Stock shall have the right, but not the obligation, to convert all or any portion of his, her or its shares of Preferred Stock into shares of Common Stock of the Corporation (the “Conversion”) at the Conversion price determined pursuant to Section 6(b) (the “Conversion Shares”).

(b)    Conversion Price. Upon an Conversion, each full share of Preferred Stock shall be convertible into Conversion Shares at a conversion price per share equal to the volume weighted average price (“VWAP”) of the Corporation’s Common Stock for the ten (10) trading days immediately prior to the date of the Conversion, provided further, that following a Conversion the Corporation shall issue such number of Conversion Shares to the holder of Preferred Stock as would result from dividing (i) the byproduct of multiplying the number of shares of Preferred Stock, subject to an Conversion, by the Stated Value per share of Preferred Stock, by (ii) the VWAP of the Corporation’s Common Stock for the ten (10) trading days immediately prior to the date of the Conversion Event.

c)     Notice of Conversion. Upon an Conversion of shares of Preferred Stock, the Holder of Preferred Stock shall: (i) deliver an executed notice of Conversion to the Corporation, no later than ten (10) days prior to the record date of such Conversion (the “Notice of Conversion”) and (ii) the Holder of Preferred Stock shall surrender or cause to be surrendered only those original certificates of Preferred Stock that shall be converted into Conversion Shares (the “Certificates”), duly endorsed. Upon receipt by the Corporation of the Holder’s original certificates representing the Preferred Stock subject to Conversion and the Notice of Conversion, the Corporation shall promptly send a confirmation to such Holder stating that the Preferred Stock Certificates has been received and the date upon which the Corporation expects to deliver the Conversion Shares issuable upon such Conversion and the name and telephone number of a contact person at the Corporation regarding the Conversion Shares.

d)      Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

e)     Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

f)      Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

g)     Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all transfer agent fees and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Conversion Shares.

Section 7.           Optional Redemption.

a)    Optional Redemption at Election of Corporation. Subject to the provisions of this Section 8(a), at any time after the three (3) year anniversary of the Original Issue Date, the Corporation may deliver a notice to the Holders (a “Corporation Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Corporation Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding Preferred Stock, for cash in an amount equal to the Corporation Optional Redemption Amount on the 20th Trading Day following the Corporation Optional Redemption Notice Date (such date, the “Corporation Optional Redemption Date” and such redemption, the “Corporation Optional Redemption”). The Corporation Optional Redemption Amount is payable in full on the Corporation Optional Redemption Date. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Corporation Optional Redemption Notice through the date the Corporation Optional Redemption Amount is paid in full.

b)     Redemption Procedure. The payment of cash pursuant to a Corporation Optional Redemption shall be payable on the Corporation Optional Redemption Date. If any portion of the payment pursuant to a Corporation Optional Redemption shall not be paid by the Corporation by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of Prime Rate or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Corporation Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Corporation given at any time thereafter, to invalidate such Corporation Optional Redemption, ab initio, and, with respect to the Corporation’s failure to honor the Corporation Optional Redemption, the Corporation shall have no further right to exercise such Corporation Optional Redemption. The Holder may elect to convert the outstanding Preferred Stock pursuant to Section 6 prior to actual payment in cash for any redemption under this Section 7 by the delivery of a Notice of Conversion to the Corporation.

c)     Adjustment for Reclassification, Exchange, and Substitution. If at any time or from time to time after the Original Issuance Date, the shares of Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise, then, in any such event, each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change by a holder of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change, or with respect to such other securities or property by the terms thereof.

Section 8.           Miscellaneous.

a)      Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)      Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)      Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d)     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereby (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.

e)     Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f)     Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g)     Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)     Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)      Status of Converted or Redeemed Preferred Stock. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and treasurer and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ____ day of _________ 2019.

Name: Brian Ross
Title: Chief Executive Officer